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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 11, 2006 relating to our audit of the consolidated financial statements of Integrated Healthcare Holdings, Inc., which includes an explanatory paragraph concerning uncertainty about the Company's ability to continue as a going concern, contained in the Annual Report on Form 10-K of Integrated Healthcare Holdings, Inc. for the year ended December 31, 2005.


/s/ RAMIREZ INTERNATIONAL

RAMIREZ INTERNATIONAL
Financial & Accounting Services, Inc.
February 1, 2007
Irvine, California